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                                                                    EXHIBIT 10.5

                                                                  [NONQUALIFIED]
                                                                  as of 12/14/00

                           NCI BUILDING SYSTEMS, INC.

                       NONQUALIFIED STOCK OPTION AGREEMENT

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         NCI Building Systems, Inc. (the "Company") hereby grants a Nonqualified
Option (the "Option") to purchase shares of its Common Stock, $0.01 par value, to:


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                                    Optionee

         The Option is granted on the following terms and conditions:

         1. NUMBER OF SHARES AND PRICE. The number of shares subject to this Option, and the exercise price, are:


                  -------------------------         ----------------------------
                      Number of Shares                Exercise Price Per Share

This Option is not intended to constitute an Incentive Option.

         2. OPTION PERIOD. The term of this Option (the "Option Period") will commence on the date of grant noted below, and will expire at 5:00 o'clock p.m. Houston time on the earlier of (i) the 30th day after termination of Optionee's continuing employment or consulting relationship with the Company and its Subsidiaries or directorship with the Company for any reason other than death, permanent disability (as determined in the sole discretion of the Board) or retirement at or after Normal Retirement Age; (ii) one year after the death or permanent disability of Optionee or the retirement of Optionee at or after Normal Retirement Age; or (iii) the expiration date noted below. After the expiration date, no further shares may be purchased under this Option.


                  -------------------------         ----------------------------
                        Date of Grant                      Expiration Date

         3. VESTING. Effective on each anniversary of the date of grant of this Option, 25% of the Option shares shall become vested and will be available thereafter for purchase by Optionee during the remaining term of the Option Period, provided that, on each such vesting date, Optionee has been in a continuing employment or consulting relationship with the Company and its Subsidiaries or has served continuously as a director of the Company



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since the date of grant of this Option. If Optionee dies or becomes permanently disabled (as determined in the sole discretion of the Board) or retires from such employment or consulting relationship or directorship at or after Normal Retirement Age, 100% of the shares subject to his Options will become vested and immediately available for purchase by Optionee, or in the case of death of Optionee, by the person(s) specified in Section 6(b) of this Agreement.

         4. VESTING UPON CHANGE OF CONTROL. If the Company proposes to sell substantially all of its assets or to be a party to any merger, consolidation or corporate reorganization, or if any other person or entity makes a tender or exchange offer for stock of the Company, and as a result of any such transaction the stockholders of the Company immediately prior to the consummation thereof would own 50.1% or less of the equity or voting power of the surviving, resulting or purchasing corporation that is outstanding immediately following the consummation thereof, then 100% of the Option shares will become vested and immediately available for purchase by Optionee, and Optionee will be entitled to receive, for the aggregate exercise price payable upon exercise of this Option, in lieu of the Common Stock otherwise issuable to him upon exercise of this Option, the same kind and amount of securities or assets as may be distributable upon such sale, merger, consolidation or corporate reorganization, to a holder of the number of shares of Common Stock of the company into which this Option is convertible immediately prior to the date of such transactions.

         5. EXERCISE OF OPTION. Subject to Section 6 below, this Option shall be exercisable at any time and from time to time after the date of grant and on or prior to its expiration date, in whole or in part with respect to any portion of the Option shares that has become vested at the time of exercise. No fractional shares will be issued. If an exercise covers a fractional share, the number of shares to be issued on exercise will be rounded to the next lowest share and the exercise price for the fraction will be returned to Optionee.

         6. RIGHT TO EXERCISE; RESTRICTIONS. This Option shall be exercisable during its term only by Optionee and only if, at the time of exercise, Optionee has been in a continuing employment or consulting relationship with the Company and its Subsidiaries or has served as a director of the Company since the date of grant of this Option, except that:

                  (a) Optionee may exercise this Option, with respect only to shares that were vested on the date of termination of his continuing employment or consulting relationship with the Company and its Subsidiaries or his directorship with the Company, for a period of thirty days after such termination;

                  (b) If Optionee should die while in a continuing employment or consulting relationship with the Company and its Subsidiaries or while serving as a director of the Company, this Option may be exercised by the estate of Optionee or by a person who acquired the right to exercise this Option by bequest or inheritance or by reason of the death of Optionee for a period of one year after the death of Optionee; and



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                  (c) If Optionee should become permanently disabled (as
         determined in the sole discretion of the Board) or retire at or after Normal Retirement Age while in a continuing employment or consulting relationship with the Company and its Subsidiaries or while serving as a director of the Company, Optionee may exercise this Option for a period of one year after such event.

         For purposes of this Option, the term "continuing employment or consulting relationship" means the absence of any interruption or termination of Optionee's employment by or consulting relationship with the Company or any Subsidiary which now exists or hereafter is organized or acquired by the Company or one of its Subsidiaries. For purposes of this Option, a director shall have served continuously as a director until such director resigns from the Board, is removed with or without cause by the Board or stockholders or fails to be re-elected as a director upon the expiration of his current term. A continuing employment or consulting relationship shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Board. In the event of Optionee's change in status from Employee, Non-Employee Director or consultant to any other status of Employee, Non-Employee Director or consultant, this Option shall remain in effect and, except to the extent otherwise determined by the Board, continue to vest. Optionee shall not be deemed to have retired until termination of or retirement from his employment or consulting relationship and his membership on the Board.

         This Option may not be exercised, or if exercised no shares need be issued by the Company, unless and until the Company has obtained all necessary approvals and consents of government authorities and other persons such as lenders to the Company.

         7. MANNER OF EXERCISE. This Option shall be exercisable by a written notice which:

                  (a) States the election to exercise this Option and the number of shares with respect to which it is being exercised;

                  (b) Contains an undertaking to provide such information as is required, in the discretion of counsel for the Company, to determine whether an exemption from registration of such shares is available under federal and applicable state securities laws and to make such representations and warranties regarding Optionee's investment intent as such counsel may require; and

                  (c) Is signed by Optionee or other person or persons authorized to exercise this Option and, if signed by a person other than Optionee, is accompanied by appropriate evidence or proof of the authority or right of such person to exercise this Option.

The written notice shall be accompanied by cash or a check in the amount of the exercise price for the total number of shares being purchased. The Company may permit Optionee to



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exercise this Option by delivering to the Company a properly executed exercise notice together with irrevocable instructions to a securities broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the Option price; provided that Optionee and the broker shall comply with such procedures, and enter into such agreements of indemnity and other agreements, as the Company shall prescribe as a condition of such payment procedure.

         8. NON-TRANSFERABILITY. This Option may not be transferred or assigned in any manner by Optionee otherwise than by will or the laws of descent and distribution, and may be exercised only by Optionee during his lifetime.

         9. RIGHTS AS STOCKHOLDER. Optionee shall have no rights as a stockholder with respect to any shares covered by this Option, until such time as a certificate is issued to him for the shares. Except as provided in Section 10, no adjustment will be made for dividends or other rights of stockholders for which the record date is prior to the issuance of a certificate for the shares.

         10. CAPITAL ADJUSTMENTS. If all or any portion of this Option is exercised subsequent to any stock dividend, stock split, combination or exchange of shares, recapitalization, merger, consolidation, separation, reorganization or other similar transaction of or by the Company, as a result of which shares of any class are issued with respect to outstanding shares of Common Stock or the shares of Common Stock are changed into the same or a different number of shares of the same or another class or classes of shares, Optionee will be entitled to receive, for the aggregate exercise price payable upon exercise of this Option, the aggregate number and class of shares equal to the number and class of shares Optionee would have had on the date of exercise had the shares been purchased for the same aggregate purchase price at the date this Option was granted and had not been disposed of, taking into consideration such stock dividend, stock split, combination or exchange of shares, recapitalization, merger, consolidation, separation, reorganization or other similar transaction; provided that no fractional share will be issued upon any such exercise and the aggregate price paid will be appropriately reduced on account of any fractional share not issued.

         11. RESERVATION OF SHARES. The Company will reserve, out of its treasury shares or out of authorized but previously unissued shares, such number of the shares of its Common Stock or other class of shares as are from time to time issuable hereunder.

         12. NOTICES. Each notice relating to this Option will be in writing and delivered in person or by certified mail to the proper address. Each notice will be deemed to have been given on the date it is received. Notices to the Company will be mailed or delivered to it at its principal office, 10943 North Sam Houston Parkway West, Houston, Texas, 77064 Attention: Secretary. Notices to Optionee will be addressed to Optionee at his home address as reflected on the personnel records of the Company. Any party may change its address for notices under this Option by giving a notice to that effect in accordance with this
Section 12.



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         13. WITHHOLDING. It shall be a condition to the obligation of the
Company to issue or transfer shares of stock upon exercise of this Option that Optionee pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying its statutory liability to withhold the prescribed minimum amount of federal, state or local income or other taxes incurred by reason of the exercise of this Option. If the amount requested is not paid, the Company may refuse to issue or transfer shares of stock upon exercise of this Option.

         14. BENEFITS OF AGREEMENT. Subject to the restrictions against transfer or assignment set forth herein, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the assignee, successors in interest, personal representatives, guardians, estates, heirs, and legatees of the parties hereto (as appropriate). Except as permitted or contemplated by this Agreement, Optionee agrees that he will not hypothecate or otherwise create or suffer to exist any lien, claim, or encumbrance on this Option. Except as provided herein, this Agreement is not intended to confer any rights or benefits upon any person or entity that is not a party hereto.

         15. RESOLUTION OF DISPUTES. Any dispute or disagreement about the interpretation, construction or application of this Agreement will be determined by the Board. Any determination made by the Board will be final, binding and conclusive for all purposes.

         16. STOCK OPTION PLAN. This Option is granted pursuant to the NCI Building Systems, Inc. Stock Option Plan, as amended from time to time. In the event of any conflict or inconsistency between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and provisions of the Plan shall be controlling. Capitalized terms used in this Agreement and not otherwise deferred herein shall have the meanings set forth in the Plan. In addition, this Option is subject to any rules and regulations promulgated pursuant to the Plan, now or hereafter in effect.

         IN WITNESS WHEREOF, the Company and Optionee have caused this Agreement to be executed as of the date of grant noted above.

OPTIONEE                               NCI BUILDING SYSTEMS, INC.


                                       BY:
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                                           A.R. Ginn
Optionee                                   Chairman of the Board
S.S.N.:                                    or
                                           Johnie Schulte
                                           President and Chief Executive Officer



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